Exhibit 10.2

CARDTRONICS, INC.

CODE OF BUSINESS CONDUCT AND ETHICS
AMENDED AND RESTATED ON JANUARY 21, 2011

I.	Scope

This Code of Business Conduct and Ethics (this “Code”) applies to all directors, officers and employees of Cardtronics, Inc. (the “Company”) and its subsidiaries. Such directors, officers and employees are referred to herein collectively as the “Covered Parties.”

II.	Purpose

The Company is proud of the values with which it conducts its business. It has and will continue to uphold the highest standards of business ethics and personal integrity in all of its transactions and interactions with outside parties. To this end, this Code serves to (1) emphasize the Company’s commitment to ethics and compliance with established laws and regulations; (2) set forth basic standards of ethical and legal behavior; (3) provide a reporting mechanism for known or suspected ethical or legal violations; and (4) help prevent and detect any wrongdoings. Given the variety and complexity of ethical questions that may arise in the Company’s course of business, this Code should serve only as a rough guide for the Covered Parties. Confronted with ethically ambiguous situations, the Covered Parties should remember the Company’s commitment to the highest ethical standards and seek advice from supervisors, managers or other appropriate personnel to ensure that all actions they take on behalf of the Company honor this commitment.

III.	Implementation

A.	Condition of Employment

Each employee must become familiar with and agree to comply with this Code as a condition of his or her employment.  All employees, regardless of level, must be provided with a copy of this Code at the time their employment commences with the Company; provided, however, that individuals already employed by the Company must be provided with a copy of this Code shortly after any amendments.  All managers are responsible both for ensuring that all employees under their supervision, regardless of level, are familiar with this Code and for promoting compliance with this Code.

B.	Condition of Director Appointment/Election

Each director must become familiar with and agree to comply with this Code.  All directors must be provided with a copy of this Code at the time of their appointment or election to serve on the Company’s Board of Directors.

C.	Association with Unaffiliated Enterprises

The Company’s employees associated with enterprises not controlled by the Company (including vendors, suppliers, contractors, lawyers and accountants) must be guided in their conduct by this Code’s provisions.  These employees must attempt to influence those enterprises to conduct their activities in conformity with all applicable laws and this Code and must report violations of this Code to the Company’s General Counsel.

D.	Interpretation Questions

Covered Parties who have questions on how to proceed or interpret this Code should consult their supervisor, the Company’s General Counsel or any other person(s) designated by the Company’s Board of Directors to supervise the application of this Code.  In addition, please see Section VII below for a listing of compliance procedures.

IV.	Ethical Standards

A.	Conflicts of Interest

A conflict of interest exists when a person’s private interests interfere in any way with the interests of the Company as a whole.  A conflict can arise when a Covered Party takes actions or has interests that may make it difficult to perform his or her work for the Company objectively and effectively. Conflicts of interest may also arise when a Covered Party, or members of his or her family, receives improper personal benefits as a result of the Covered Party’s position with the Company. For example, loans to, or guarantees of obligations of Covered Parties and their family members from a competitor, customer or supplier are clear conflicts of interest. Furthermore, it is almost always a conflict of interest for a Covered Party to work simultaneously for a competitor, customer or supplier.

A conflict of interest is deemed to exist whenever, as a result of the nature or responsibilities of his or her relationship with the Company, a Covered Party is in a position to further any personal financial interest or the financial interest of any member of his or her family.  No Covered Party, regardless of level, is permitted to engage in any business or conduct or enter into any agreement or arrangement that would give rise to actual or potential conflicts of interest.  Covered Parties should not permit themselves to be placed in a position that might give rise to the appearance that a conflict of interest has arisen.

While it is not possible to describe all circumstances where a conflict of interest involving a Covered Party exists or may exist, the following situations may involve actual or potential conflicts of interest:

•	An officer’s or employee’s interest in, or position with, any supplier, customer or competitor of the Company (except for an investment in publicly traded securities as described below).

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The acceptance of gifts or favors of more than nominal value by a Covered Party (or a member of his or her immediate family) from an actual or prospective customer, supplier or competitor of the Company or any governmental official or other employee.  This does not preclude the acceptance by a Covered Party of reasonable business entertainment (such as a lunch or dinner or events involving normal sales promotion, advertising or publicity).

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The disclosure or use of confidential information gained by reason of employment with the Company (or, in the case of a director, election or appointment to the Board of Directors) for profit or advantage by a Covered Party or anyone else.

•	Competition with the Company in the acquisition or disposition of rights or property.

The following situations should not be considered conflicts of interest:

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Ownership of publicly traded securities of a supplier, customer or competitor of the Company that do not confer upon the holder any ability to influence or direct the policies or management of the supplier, customer or competitor, or materially impact the financial results or financial position of the supplier, customer or competitor.

•	A transaction with one of the Company’s banks, where the transaction is customary and conducted on standard commercially available terms (such as a home mortgage or bank loan).

•	A transaction or relationship disclosed in accordance with this Code and determined by outside legal counsel not to be a prohibited conflict of interest.

These examples are given only to guide Covered Parties in making judgments about conflicts of interest.  If any Covered Party finds himself or herself in a situation where a conflict of interest exists or may exist, he or she should immediately report the matter as provided below.

Conflicts of interest may not always be readily apparent, so if you have a question, you should consult with your supervisor or manager or, if circumstances warrant, the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company. Any Covered Party who becomes aware of a conflict (or potential conflict) should bring it to the attention of a supervisor, manager or other appropriate personnel within the Company, or consult the procedures described in Section VI and VII of this Code. All directors and executive officers of the Company and its subsidiaries shall disclose any material transaction or relationship that reasonably could be expected to give rise to such a conflict to the Chairperson of the Company’s Audit Committee. No action may be taken with respect to such transaction or party unless (and until) such action has been approved by the Company’s Audit Committee.

B.	Corporate Opportunities

Without the written consent of the Company’s Board of Directors, all Covered Parties are prohibited from taking for themselves an opportunity that is (1) a potential transaction or matter that may be an investment or business opportunity or prospective economic or competitive advantage in which the Company could reasonably have an interest or expectancy or (2) discovered through the use of corporate property, information or position. In addition, Covered Parties are prohibited from using corporate property, information or position for improper personal gain and competing with the Company directly or indirectly. All Covered Parties owe a duty to the Company to advance its legitimate interests whenever possible.

C.	Fair Dealings

All Covered Parties shall behave honestly and ethically at all times and with all people. They shall act in good faith, with due care, and shall engage only in fair and open competition. All competitors, suppliers, customers, and colleagues shall be treated ethically. Misappropriating proprietary information or possessing confidential information that was obtained without the owner’s consent, or inducing such disclosures by past or present employees of other companies is prohibited. No Covered Party should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair practice.

D.	Questionable or Improper Payments and Gifts

1.
Payments or Gifts Made.  No payments or gifts from the Company’s funds or assets shall be made to or for the benefit of a representative of any domestic or foreign government (or subdivision thereof), labor union or any current or prospective customer or supplier for the purpose of improperly obtaining a desired government action or any sale, purchase, contract or other commercial benefit.  This prohibition applies to direct or indirect payments made through third parties and employees and is also intended to prevent bribes, kickbacks or any other form of payoff.

2.
Payments or Gifts Received.  The purpose of business entertainment and gifts in a commercial setting is to create goodwill and sound working relationships, not to gain unfair advantages with customers. No gift or entertainment should ever be accepted by a Covered Party or any family member of a Covered Party unless it (1) is consistent with customary business practices; (2) is not excessive in value; (3) cannot be construed as a bribe or payoff; and (4) does not violate any laws or regulations. The acceptance of cash gifts by any Covered Party is strictly prohibited. Covered Parties should discuss with their supervisors, managers or other appropriate personnel any gifts or proposed gifts that they think may be inappropriate.

3.
 Gifts to Government Personnel.  Nothing of value (for example, gifts or entertainment) may be provided to government personnel unless permitted by law and any applicable regulation. Commercial business entertainment and transportation that is reasonable in nature, frequency and cost is permitted.

E.	InsiderTrading

All Covered Parties who have access to confidential information of the Company are not permitted to use or share that information for stock trading purposes, or for any other purpose except the conduct of the Company’s business. All non-public information about the Company should be considered confidential information. It is always illegal to purchase or sell the Company’s securities, whether directly or indirectly, while in possession of material, non-public information, unless such trading activity is conducted pursuant to an individual’s previously-approved Rule 10b5-1 trading plan, and it is also illegal to communicate or “tip” such information to others. Covered Parties should consult the Company’s Insider Trading Policy and discuss any questions regarding what constitutes material, non-public information with the Company’s General Counsel.

In addition to it being illegal for Covered Parties to purchase or sell the Company’s securities when in possession of material, non-public information about the Company, unless such transactions are conducted pursuant to a 10b5-1 trading plan, it is also illegal for Covered Parties to purchase or sell customers’, suppliers’, or competitors’ securities when in possession of material, non-public information about such parties.

F.	Confidentiality

All Covered Parties must maintain the confidentiality of information entrusted to them by the Company or its customers except when disclosure is authorized by an appropriate officer of the Company or required by applicable laws or regulations. Confidential information includes all non-public information that might be of use to competitors or harmful to the Company or its customers if disclosed.  Confidential information also includes written material provided and information discussed at all meetings of the Board of Directors or any committee thereof and all information that is learned about the Company’s suppliers and customers that is not in the public domain.  The obligation to preserve confidential information continues even after a Covered Party’s employment or association with the Company ends.

G.	Protection and Proper Use of Company Assets

The use of any Company funds or assets for any unlawful or improper purpose is prohibited.  All Covered Parties should endeavor to protect the Company’s assets and ensure their efficient use.  Theft, carelessness and waste have a direct impact on the Company’s profitability.  Any suspected incident of fraud or theft should be reported immediately for investigation.  Company equipment should not be used for non-business related purposes, though incidental personal use may be permitted (such as occasional use of the Company’s stationery, supplies, copying facilities or telephone when the cost to the Company is insignificant).

The obligation of Covered Parties to protect the Company’s assets includes an obligation to protect the Company’s proprietary information.  Proprietary information includes (but is not limited to) intellectual property such as trade secrets, patents, trademarks and copyrights, as well as business, marketing and service plans, databases, records, salary information and any unpublished financial data and reports.  Unauthorized use or distribution of this information violates Company policy, and it could also be illegal and result in civil or criminal penalties.

H.	Compliance with Laws, Rules and Regulations

Obeying the law, both in letter and in spirit, is the foundation on which the Company’s ethical standards are built. In conducting the business of the Company, the Covered Parties shall comply with applicable governmental laws, rules and regulations at all levels of government in the United States and in any non-U.S. jurisdiction in which the Company does business. Although not all Covered Parties are expected to know the details of these laws, it is important to know enough about the applicable local, state and national laws to determine when to seek advice from supervisors, managers or other appropriate personnel within the Company.

I.	Significant Accounting Deficiencies

The Chief Executive Officer and each senior financial officer and employee shall promptly bring to the attention of the Audit Committee any information he or she may have concerning (1) significant deficiencies in the design or operation of internal controls over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data; or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s financial reporting and disclosure process, and the Company’s internal controls over financial reporting.

J.	Foreign Payments

The Company and its Covered Parties must comply with the United Stated Foreign Corrupt Practices Act, which makes it illegal for U.S. companies to win, retain or direct business by offering, paying or approving payments to foreign government workers, political parties or their officials.  For additional information, please contact the Company’s General Counsel.

K.	Retention of Documents and Records

It is the Company’s policy to cooperate with all governmental investigative authorities.  Covered Parties shall retain any record, document or tangible object of the Company that is known to be the subject of an investigation or litigation.

It is a violation of this Code for any Covered Party to knowingly alter, destroy, mutilate, conceal, cover up, falsify or make a false entry in any record, document or tangible object with the intent to impede, obstruct or influence the investigation or proper administration of any matter within the jurisdiction of any state, federal department or agency or any bankruptcy or in relation to or contemplation of any such matter or case.

V.	Waivers

Any waiver of this Code for executive officers or directors may be made only by the Company’s Board of Directors or its Audit Committee, and will be promptly disclosed in accordance with the rules and requirements of the Securities and Exchange Commission and the listing requirements of the NASDAQ Stock Market LLC.

VI.	Violations

A.	Reporting Known or Suspected Violations

The Company’s directors, Chief Executive Officer, Chief Financial Officer, and General Counsel shall promptly report any known or suspected violations of this Code to the Chairman of the Company’s Audit Committee. All other Covered Parties should talk to supervisors, managers or other appropriate personnel about known or suspected illegal or unethical behavior. These Covered Parties may also report questionable behavior in the same manner as they may report complaints under the Company’s Whistleblower Policy for Accounting and Compliance matters by either calling (anonymously, if desired) a third party organization at 1-800-963-5731, or by accessing such third party organization online at www.ethicspoint.com.  Employees located in the United Kingdom should first dial 0800-89-0011 before dialing the above number, and employees located in Mexico should first dial 01-880-288-2872. No retaliatory action of any kind will be permitted against anyone making such a report in good faith, and the Company’s Audit Committee will strictly enforce this prohibition.

B.	Accountability for Violations

If the Company’s Audit Committee (or its designee) determines that this Code has been violated, either directly by failure to report a violation or by withholding information related to a violation, the offending Covered Party may be disciplined for non-compliance with penalties up to and including removal from office or dismissal. Such penalties may include written notices to the individual involved that a violation has been determined, censure by the Audit Committee, demotion or re-assignment of the individual involved, and suspension (with or without pay or benefits). Violations of this Code may also constitute violations of law and may result in criminal penalties and civil liabilities for the offending Covered Party and the Company. All Covered Parties are expected to cooperate in internal investigations of misconduct.

VII.	Compliance Procedures

All Covered Parties must work together to ensure prompt and consistent action when violations of this Code occur. In some situations, however, it is difficult to know if a violation has occurred. Because every situation that will arise cannot be anticipated, it is important that the Company and the Covered Parties remain flexible when new questions or problems arise. The following are some steps to keep in mind in this regard:

•	Make sure you have all the facts. In order to reach the right solution, all relevant information must be known.

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Ask yourself: what specifically am I being asked to do? Does it seem unethical or improper? Use your judgment and common sense and trust your instincts. If something seems unethical or improper, it probably is.

•	Understand your responsibility and role. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss the problem.

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Discuss the problem with your supervisor. This is the basic guidance for all situations. In many cases, your supervisor will be more knowledgeable about the questions, and he or she will appreciate being consulted as part of the decision-making process.

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Seek help from Company resources. In rare cases where it would be inappropriate or uncomfortable to discuss an issue with your supervisor, or where you believe your supervisor has given you an inappropriate answer, discuss it with the Company’s Executive Vice President of Human Resources or with the Company’s General Counsel or report the issue through the Company’s whistleblower hotline.

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You may report ethical violations in confidence without fear of retaliation. If your situation requires that your identity be kept secret, your anonymity will be protected to the maximum extent possible consistent with the Company’s legal obligations. The Company in all circumstances prohibits retaliation of any kind against those who report ethical violations in good faith.

VIII.	Amendments

Any amendment to this Code may be made only by the Company’s Board of Directors or an appropriate committee thereof.  If an amendment to this Code is made, appropriate disclosure will be made promptly in accordance with the rules and requirements of the Securities and Exchange Commission and the listing requirements of The NASDAQ Stock Market LLC.

IX.	Posting Requirement

The Company shall post this Code on the Company’s website as required by applicable rules and regulations. In addition, the Company shall disclose in its Annual Report on Form 10-K or in the proxy statement for its annual meeting of stockholders (as applicable) that a copy of this Code is available on the Company’s website and in print to any stockholder who requests it.